                                                                      EXHIBIT 13



                                  MISSION BANK

                                 BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000



                                                                     2001              2000
                                                                 ------------      ------------
ASSETS

Cash and Cash Equivalents

Cash and due from banks                                          $  1,388,232      $  2,178,279
Federal funds sold                                                 11,560,000         2,425,000
                                                                 ------------      ------------

    Total Cash and Cash Equivalents                                12,948,232         4,603,279

Investment securities

  Held to maturity                                                         --         1,799,587
  Available for sale                                                2,757,131           496,700

Loans, net                                                         40,618,567        27,576,033

Leasehold improvements, furniture, and equipment, net                 239,116           188,697

Accrued interest receivable and other assets                          476,740           402,816
                                                                 ------------      ------------

    TOTAL ASSETS                                                 $ 57,039,786      $ 35,067,112
                                                                 ============      ============


LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits

  Demand deposits                                                $ 12,044,185      $  7,376,247

  Savings and NOW accounts                                          5,655,203         1,632,165

  Money market                                                     15,669,208         7,300,452

  Time certificates                                                 6,170,157         5,339,546

  Time certificates of deposits of $100,000 and greater            11,004,545         7,679,270
                                                                 ------------      ------------

    Total Deposits                                                 50,543,298        29,327,680

Securities Sold Under Agreements to Repurchase                        336,171           173,822

Accrued Interest Payable and Other Liabilities                        380,239           130,523
                                                                 ------------      ------------

    Total Liabilities                                              51,259,708        29,632,025
                                                                 ------------      ------------

Shareholders' Equity

  Reserve for unrealized holding gains (losses), net of tax            25,606             6,717

  Common Stock - no par value; authorized 1,000,000 shares;
    issued and outstanding 555,584 and 554,324 at
    December 31, 2001 and 2000, respectively                        5,579,302         5,567,302

  Retained earnings (deficit)                                         175,170          (138,932)
                                                                 ------------      ------------

    Total Shareholders' Equity                                      5,780,078         5,435,087
                                                                 ------------      ------------

    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $ 57,039,786      $ 35,067,112
                                                                 ============      ============

                                  MISSION BANK

                              STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                                     2001             2000
                                                                  -----------      -----------
Interest Income

  Interest and fees on loans                                      $ 2,975,191      $ 2,418,578

  Investment securities - taxable                                     129,141          108,838

  Federal funds sold                                                  245,643          273,377
                                                                  -----------      -----------

    Total Interest Income                                           3,349,975        2,800,793
                                                                  -----------      -----------

Interest Expense

  Other deposits                                                      391,847          388,821

  Time certificates of deposit                                        845,525          599,150

  Securities sold under agreement to repurchase                        20,440           23,478
                                                                  -----------      -----------

    Total Interest Expense                                          1,257,812        1,011,449
                                                                  -----------      -----------

Net Interest Income                                                 2,092,163        1,789,344

Provision for Possible Loan Losses                                    225,000          180,000
                                                                  -----------      -----------

Net Interest Income after Provision for Possible Loan Losses        1,867,163        1,609,344
                                                                  -----------      -----------

Non-Interest Income

  Service charges and fees                                            205,575          113,769

  Gain on sale of other real estate owned                              15,883               --
                                                                  -----------      -----------

    Total Non-Interest Income                                         221,458          113,769
                                                                  -----------      -----------

Non-Interest Expense

  Salaries, wages and employee benefits                               644,487          611,752
  Occupancy                                                           155,397          125,298
  Furniture and equipment                                             182,101          134,699
  Other                                                               568,598          430,892
                                                                  -----------      -----------

    Total Non-Interest Expense                                      1,550,583        1,302,641
                                                                  -----------      -----------

Net Income Before Income Tax Expense                                  538,038          420,472

Income Tax Expense                                                    223,936          (65,200)
                                                                  -----------      -----------

Net Income                                                        $   314,102      $   485,672
                                                                  ===========      ===========

Basic Income per Share                                            $       .57      $       .88
                                                                  ===========      ===========

Diluted Income per Share                                          $       .56      $       .87
                                                                  ===========      ===========

                                  MISSION BANK

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000



                                                      Common Stock                          Unrealized
                                                  ------------------------     Retained    Gains (Losses)
                                                     Shares                    Earnings    on Investment
                                                  Outstanding     Amount       (Deficit)     Securities      Total
                                                  -----------   ----------     ---------   -------------  -----------
Balance at December 31, 1999                        524,535     $5,181,954     $(273,152)     $    --     $ 4,908,802

  Stock options exercised (January)                   1,000         10,000            --           --              --

  Five percent stock dividend, plus
    cash for fractional shares, (March)              26,269        351,348      (351,452)          --            (104)

  Stock options exercised (March)                     2,520         24,000            --           --          24,000

  Increase of unrealized holding
   gains (losses) on available for sale
   securities, net of deferred taxes
   of $4,864                                             --             --            --        6,717           6,717

  Net income for the year                                --             --       485,672           --         485,672
                                                    -------     ----------     ---------      -------     -----------
Balance, December 31, 2000                          554,324      5,567,302      (138,932)       6,717       5,435,087

Stock Options Exercised (August)                      1,260         12,000            --           --          12,000

Increase of unrealized holding
  gains (losses) on available for sale
  securities, net of deferred taxes of $ 13,678          --             --            --       18,889          18,889

Net Income for the year                                  --             --       314,102           --         314,102
                                                    -------     ----------     ---------      -------     -----------

Balance, December 31, 2001                          555,584     $5,579,302     $ 175,170      $25,606     $ 5,780,078
                                                    =======     ==========     =========      =======     ===========

                                  MISSION BANK

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                                          2001               2000
                                                                      ------------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net income                                                          $    314,102       $   485,672

  Adjustments to reconcile net income to net cash provided by operating activities:

    Realized (gain) loss on disposal of fixed assets                        27,886                --

    Gain on other real estate owned                                        (15,883)               --

    Unrealized holding gain (loss)                                          18,889             6,717

    Provision for credit losses                                            225,000           180,000

    Depreciation and amortization                                           82,464            43,785

    (Decrease) increase in other assets and interest receivable             10,076          (121,642)

    Increase in deferred income taxes                                      (84,000)          (66,000)

    Increase in other liabilities                                          249,716            41,001
                                                                      ------------       -----------

Net Cash Provided by Operating Activities                                  828,250           569,533
                                                                      ------------       -----------


CASH FLOWS FROM INVESTING ACTIVITIES

  Proceeds from maturing, called, or sold investments                    1,897,920           193,854

  Purchases of investment securities                                    (2,358,764)         (491,051)


  Net activity in loans made to customers                              (13,267,534)       (8,675,786)

  Leasehold improvements and purchase of furniture and equipment          (163,769)         (119,870)

  Sale of equipment                                                          3,000                --

  Investment in real estate acquired through foreclosure                  (254,117)               --

  Proceeds from sale of real estate acquired through foreclosure           270,000                --
                                                                      ------------       -----------


Net Cash Used in Investing Activities                                  (13,873,264)       (9,092,853)
                                                                      ------------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES

  Net increase in deposits                                              21,215,618         9,603,140

  Increase (decrease) in securities sold under agreements
    to repurchase                                                          162,349           (44,435)

  Common stock proceeds                                                     12,000            34,000

  Cash dividends paid                                                           --              (104)
                                                                       -----------       -----------

Net Cash Provided by Financing Activities                               21,389,967         9,592,601
                                                                      ------------       -----------

Net Increase in Cash and Cash Equivalents                                8,344,953         1,069,281

Cash and Due from Banks at beginning of year                             4,603,279         3,533,998
                                                                      ------------       -----------

Cash and Due from Banks at end of year                                $ 12,948,232       $ 4,603,279
                                                                      ============       ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Interest paid                                                       $  1,257,812       $ 1,011,449
                                                                      ============       ===========

  Income taxes paid (cash basis)                                      $    114,761       $       800
                                                                      ============       ===========




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